Exhibit 32.1

SARBANES-OXLEY SECTION 906 CERTIFICATION

In connection with the Annual Report on Form 10-K/A of Therapeutic Solutions International, Inc. (the "Company") for the year ending December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy G. Dixon, Chief Executive Officer, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 22, 2021

By: /s/ Timothy G. Dixon

Timothy G. Dixon

Chief Executive Officer and President

(Principal Executive Officer)

Chief Financial Officer

(Principal Financial Officer)